Exhibit 99.1

GXS Reports Second Quarter 2011 Financial Results

Gaithersburg, MD — August 15, 2011 — GXS, the world’s largest business-to-business e-commerce provider, today announced its financial results for the quarter ended June 30, 2011.

FINANCIAL HIGHLIGHTS FROM THE QUARTER

•	Q2 Total Revenue: $118.8 million, up 22% versus 2Q10

•	Q2 Managed Services Revenue: $35.9 million, up 35% versus 2Q10

•	Q2 Adjusted EBITDA: $37.8 million, up 14% versus 2Q10

•	Q2 Net Income: $0.1 million as compared to a net loss of $8.5 million in 2Q10 (normalizing for a transaction-related tax benefit in 2Q10 as described below)

•	Q2 Minimum Contracted Value (MCV): $43.5 million, up 53% versus 2Q10

•	Achieved the high end of revenue and adjusted EBITDA guidance for the quarter and raised the lower range of full year revenue guidance to $470 million (now $470 to $475 million)

BUSINESS HIGHLIGHTS FROM THE QUARTER

•	GXS Trading Grid® earned SaaS Product-of-the-Year Award by TechWorld

•	GXS achieved SWIFTReady Connectivity “Best Practice” label

•	GXS unveiled that its integration cloud platform powers 23 of the companies recognized in the “The Gartner Supply Chain Top 25 for 2011”

•	GXS demonstrated the benefits of Cloud Computing in B2B integration alongside China Construction Bank, Li & Fung, and Marks and Spencer, in separate industry events in Hong Kong and London

•	GXS RollStream continued to gain momentum in the market, winning adoption by a large consumer electronics and a large chain drugstore retailer within the first 90 days following the acquisition

“Our momentum in the second quarter continues to validate our fundamental vision that integration belongs in the cloud,” commented Bob Segert, GXS President and Chief Executive Officer. “During the quarter, 40 new customers went “live” and we signed another 16 entirely new large enterprise customers to our “integration-in-the-cloud” platform. This is in addition to the many existing customers that continue to expand their managed services business with GXS. Looking forward, I am confident that the breadth of our capabilities on GXS Trading Grid® - from global supply chain visibility to electronic invoicing - offers businesses the most complete solution for significantly improving their many business-to-business interactions.”

FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2011

Revenue

Total revenue for 2Q11 was $118.8 million, up 22% as compared to $97.6 million in 2Q10. Managed Services revenue was $35.9 million in 2Q11, up 35% as compared to $26.6 million in 2Q10. Messaging Services revenue was $58.1 million in 2Q11, up 10% as compared to $53.0 million in 2Q10. B2B Software and Services, Data Synchronization, and Custom Outsourcing revenue was $24.8 million in aggregate for 2Q11, up 38% as compared to $18.0 million in 2Q10.

Total revenue in the second quarter of 2010 does not include a full quarter of contribution from Inovis International, Inc. (“Inovis”), which GXS acquired on June 2, 2010. Additionally, our total revenue for the second quarter of 2011 has been negatively impacted by $0.4 million due to the write-down of certain deferred revenue from Inovis in relation to the acquisition, in accordance with Generally Accepted Accounting Principles (GAAP).

Pro forma total revenue for 2Q11 was $119.2 million (considering those adjustments), down 1% as compared to $120.6 million in 2Q10. Pro forma Managed Services revenue was $36.1 million in 2Q11, up 12% as compared to $32.3 million in 2Q10. Pro forma Messaging Services revenue was $58.1 million in 2Q11, down 4% as compared to $60.4 million in 2Q10. Pro forma aggregate B2B Software and Services, Data Synchronization, and Custom Outsourcing revenue was $25.0 million in 2Q11, down 10% as compared to $27.9 million in 2Q10.

Pro forma revenue and pro forma results of operations assume that the acquisition of Inovis had occurred on April 1, 2010. This information does not purport to be indicative of the actual results that would have occurred if the acquisition had actually been completed on the date indicated, nor is it necessarily indicative of the future operating results or the financial position of the combined company.

	As Reported			Pro Forma
	Second Quarter			Second Quarter
	2011	2010	% change	2011	2010	% change
(in $ millions)
Revenues
Managed Services	$35.9	$26.6	35%	$36.1	$32.3	12%
Messaging Services	$58.1	$53.0	10%	$58.1	$60.4	-4%
B2B Software and Services, Data Synchronization, and Custom Outsourcing	$24.8	$18.0	38%	$25.0	$27.9	-10%
Total Revenues	$118.8	$97.6	22%	$119.2	$120.6	-1%

Expenses and Net Income

Cost of revenues, sales and marketing, and general and administrative expenses for 2Q11 were $96.1 million, as compared to $75.9 million in 2Q10. Restructuring charges, loss on disposition of assets, and merger and acquisition fees were $1.5 million in 2Q11, as compared to $9.0 million in 2Q10. Operating income in 2Q11 was

$21.2 million, as compared to $12.7 million in 2Q10. Net interest income (expense) and net other expense was ($20.7) million for 2Q11, as compared to ($21.2) million in 2Q10, resulting in income (loss) before income taxes of $0.5 million and ($8.5) million in 2Q11 and 2Q10, respectively. Net income was $0.1 million in 2Q11 after $0.4 million in income tax expense, as compared to $28.0 million in 2Q10 after $36.8 million in income tax benefit realized by the reduction of deferred tax asset valuation allowance in conjunction with Inovis acquisition purchase accounting. Without this tax benefit in 2Q10, net loss would have been ($8.8) million.

Net income attributable to GXS Worldwide, Inc. was $0.1 million for 2Q11, as compared to $28.0 million in 2Q10 (impacted largely by the tax benefit described above).

Pro forma cost of revenues, sales and marketing, and general and administrative expenses for 2Q10 were $93.0 million and pro forma restructuring charges, loss on disposition of assets, and merger and acquisition fees were $20.8 million in 2Q10, resulting in operating income of $6.8 million, as compared to $21.6 million in 2Q11. Pro forma net income was $0.5 million in 2Q11, as compared to $22.1 million for 2Q10.

	As Reported		Pro Forma
	Second Quarter		Second Quarter
	2011	2010	2011	2010
(in $ millions)
Expenses
Cost of revenues	$63.9	$50.4	$63.9	$60.9
Sales and marketing	$16.1	$13.1	$16.1	$15.6
General and administrative	$16.1	$12.4	$16.1	$16.5
Restructuring charges	$1.4	$0.8	$1.4	$0.8
Loss on disposition of assets	$0.0	$1.7	$0.0	$1.7
Merger and acquisition fees	$0.1	$6.5	$0.1	$18.3
Total expenses	$97.6	$84.9	$97.6	$113.8

Operating income	$21.2	$12.7	$21.6	$6.8

Other income (expense)
Interest income	$0.0	$0.1	$0.0	$0.0
Interest expense	($19.6)	($20.7)	($19.6)	($24.3)
Other expense, net	($1.1)	($0.6)	($1.1)	($0.6)
Other income (expense)	($20.7)	($21.2)	($20.7)	($24.9)

Income (loss) before income taxes	$0.5	($8.5)	$0.9	($18.1)
Income tax expense (benefit)	$0.4	($36.5)	$0.4	($40.2)
Net income	$0.1	$28.0	$0.5	$22.1
Less: Net income attributable to non-controlling interest	$0.0	$0.0
Net income attributable to GXS Worldwide, Inc.	$0.1	$28.0

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation and amortization, and certain other charges (“Adjusted EBITDA”, a non-GAAP measure) for 2Q11 was $37.8 million, as compared to $33.2 million in 2Q10 and $40.3 million in 2Q10 on a pro forma basis.

Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its business and management team. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as (i) an alternative to net income, (ii) as a measure of operating performance, or cash flows from operating, investing and financing activities, or (iii) as a measure of liquidity. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies. The table below reconciles net income to Adjusted EBITDA for the periods presented.

	As Reported		Pro Forma
	Second Quarter		Second Quarter
	2011	2010	2011	2010
(in $ millions)
Net income	$0.1	$28.0	$0.5	$22.1
Adjustments:
Income tax expense (benefit)	$0.4	($36.5)	$0.4	($40.2)
Interest expense, net	$19.6	$20.6	$19.6	$24.3
Depreciation and amortization	$13.3	$10.3	$13.3	$12.0
Stock compensation expense	$0.3	$0.0	$0.3	$0.0
Other expense, net	$1.1	$0.6	$1.1	$0.6
Restructuring charges	$1.4	$0.8	$1.4	$0.8
Loss on disposition of assets	$0.0	$1.7	$0.0	$1.7
Merger and acquisition fees	$0.1	$6.5	$0.1	$18.3
Integration costs (1)	$0.1	$0.0	$0.1	$0.0
Deferred income adjustment (2)	$0.4	$0.5	$0.0	$0.0
Management fees	$1.0	$0.7	$1.0	$0.7
Total adjustments	$37.7	$5.2	$37.3	$18.2
Adjusted EBITDA	$37.8	$33.2	$37.8	$40.3

(1) Integration costs represent certain incremental operating expenses associated with the integration of the Inovis business.
(2) Purchase accounting requires that deferred income of an acquired business be written-down to fair value of the underlying obligations plus associated margin at the date of acquisition.

LIQUIDITY AND CAPITAL EXPENDITURES

Cash and cash equivalents totaled $15.1 million at the end of 2Q11, as compared to $19.4 million at the end of 1Q11. Borrowings outstanding under the revolving credit facility were $16.0 million at the end of 2Q11 while no amounts were outstanding at the end of 1Q11. At the end of each quarter year-to-date, $11.7 million of the $50 million of revolving credit facility capacity was pledged as security for certain letters of credit. Total available cash liquidity, including cash and cash equivalents and total revolving credit facility capacity less outstanding borrowings and letters of credit secured by the revolving credit facility, was $22.3 million and $38.3 million at the end 2Q11 and 1Q11, respectively.

Capital expenditures (CAPEX) were $11.6 million in 2Q11, as compared to $10.4 million in 2Q10.

CUSTOMER ACQUISITION ACTIVITY

Total MCV for 2Q11 was $43.5 million, as compared to $28.4 million in 2Q10. Sales activity in 2Q11 continued to be focused predominantly on new Managed Services deals with 16 new Managed Services contracts signed in the quarter with an average MCV of $845,000, as compared to 15 signed in 2Q10 with an average MCV of $582,000. Additionally, Managed Services deals represented 75.4% of the total MCV in the quarter, as compared to 68.3% of the total MCV in 2Q10.

MCV is the incremental future minimum committed revenue of new sales agreements signed in the current period by our customers. If the new contract signed is to replace an existing revenue stream, the MCV is adjusted to reflect only the incremental value from the sale. The MCV calculations are not reflected or recorded within the condensed consolidated financial statements. MCV is not a measure of financial condition or financial performance under U.S. GAAP and should not be considered as an alternative to deferred income or revenues, as a measure of financial condition or operating performance.

INOVIS INTEGRATION

Within the first twelve months after the acquisition of Inovis, the company took certain actions that resulted in annualized net cost savings of approximately $32 million (approximately $35 million in cost savings related primarily to headcount reductions and elimination of various redundant systems and services net of approximately $3 million in lost revenue associated with customer overlap between GXS and Inovis). These savings exceeded the company’s planned annualized net synergy target of approximately $27 million for this period. Additionally, the company has incurred $7.2 million in restructuring and other one-time costs in connection with the acquisition through June 30, 2011. Given the degree to which GXS and Inovis have been integrated as of this date, it will no longer be possible to accurately determine synergies achieved in the future and, as such, the company does not plan to report on integration cost savings going forward.

NEW AND REVISED FINANCIAL GUIDANCE

For 3Q11, revenue is expected to be in the range of $117 to $119 million and Adjusted EBITDA is expected to be in the range of $37 to $39 million. Full year 2011 revenue is expected to be between $470 and $475 million, higher than prior guidance of $465 to $475 million, while Adjusted EBITDA guidance for the full year 2011 remains unchanged at $150 to $160 million, CAPEX guidance for the full year 2011 remains unchanged at $38 to

$41 million, and MCV guidance for the full year 2011 remains unchanged at $155 to $165 million. Achieving this guidance is subject to a number of risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission. As a result, there can be no assurance that such guidance can be achieved.

	Third Quarter 2011			Full Year 2011
(in $ millions)
Revenue	$ 117	to	$ 119	$ 470	to	$ 475
Adjusted EBITDA	$ 37	to	$ 39	$ 150	to	$ 160
CAPEX	No quarterly guidance			$ 38	to	$ 41
MCV	No quarterly guidance			$ 155	to	$ 165

Third Quarter 2011 Adjusted EBITDA Guidance - Reconciliation to GAAP
($ millions)
Adjusted EBITDA	$ 37.00	to	$ 39.00
Income tax expense		($ 0.75)
Interest expense, net		($ 19.60)
Depreciation and amortization	($ 13.50)	to	($ 13.00)
Stock compensation expense		($ 0.30)
Restructuring charges	($ 1.00)	to	($ 0.50)
Deferred income adjustment (3)		$ 0.05
Management fees		($ 1.00)
Total adjustments	($ 36.10)	to	($ 35.10)
Net income	$ 0.90	to	$ 3.90

(3) Purchase accounting requires that deferred income of an acquired business be written-down to fair value of the underlying obligations plus associated margin at the date of acquisition.

EARNINGS CONFERENCE CALL

Bob Segert (President and Chief Executive Officer) and Gregg Clevenger (Executive Vice President and Chief Financial Officer) will conduct a call with GXS bond holders on Friday, August 19, 2011 at 1:00 PM Eastern Time. To access the call, please dial 877-269-6740, or outside the U.S. 816-650-0840, at least 10 minutes before the start of the call (when calling in, you’ll be asked for your name and the Conference ID Number) use conference ID number 91571757. A replay will be available for one week beginning two hours after the call ends at 855-859-2056 or 404-537-3406.

ABOUT GXS

GXS is a leading integration services provider and operates the world’s largest integration cloud, GXS Trading Grid®. Our software and services help more than 400,000 businesses, including 75 percent of the Fortune 500 and 23 of the top 25 supply chains, extend their partner networks, automate receiving processes, manage electronic payments, and improve supply chain visibility. GXS Managed Services, our unique approach to improving B2B integration operations, combines GXS Trading Grid with our process orchestration services and global team to manage a company’s multi-enterprise processes. Based in Gaithersburg, Maryland, GXS has direct operations in 20 countries, employing more than 2,300 professionals.  To learn more, see http://www.gxs.com, read our blog at http://blogs.gxs.com, follow us on Twitter at http://twitter.com/gxs and join us on LinkedIn at http://www.linkedin.com/company/gxs. You can also access our public filings with the Securities and Exchange Commission at http://www.sec.gov/edgar.shtml.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions, including but not limited to those set forth in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Accordingly, actual results or outcomes may differ materially from those expressed in the forward-looking statements. You should not place undue reliance on these statements and the company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances that may arise.

NON-GAAP MEASURES

This press release contains certain supplemental measures of performance that are not required by, or presented in accordance with, GAAP. Such measures should not be considered as alternatives to GAAP measures.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2010	June 30, 2011
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,326	$15,136
Receivables, net	97,738	112,372
Prepaid expenses and other assets	26,643	31,569
Total current assets	140,707	159,077

Property and equipment, net	95,523	105,215
Goodwill	264,857	270,313
Intangible assets, net	141,357	131,876
Deferred financing costs	19,262	17,165
Other assets	16,730	19,990

Total Assets	$678,436	$703,636

Liabilities and Stockholder's Deficit
Current liabilities:
Borrowings under revolving credit facility	$8,000	$16,000
Trade payables	12,862	19,516
Deferred income	43,101	48,822
Accrued expenses and other current liabilities	60,275	61,300
Total current liabilities	124,238	145,638

Long-term debt	769,115	770,554
Deferred income tax liabilities	7,580	6,828
Other liabilities	43,912	46,744
Total liabilities	944,845	969,764

GXS Worldwide, Inc. stockholder's deficit:
Common stock $1.00 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	427,892	428,798
Accumulated deficit	(686,162)	(689,930)
Accumulated other comprehensive loss	(8,397)	(5,286)
Total GXS Worldwide, Inc. stockholder's deficit	(266,666)	(266,417)
Non-controlling interest	257	289
Total stockholder’s deficit	(266,409)	(266,128)

Total Liabilities and Stockholder’s Deficit	$678,436	$703,636

These statements should be read in conjunction with the Form 10-Q filed with the SEC on August 15, 2011.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2010	2011	2010	2011
Revenues	$97,649	$118,815	$182,335	$232,923

Costs and operating expenses:
Cost of revenues	50,407	63,860	94,463	126,489
Sales and marketing	13,067	16,124	24,548	31,583
General and administrative	12,466	16,105	25,803	34,289
Restructuring charges	781	1,418	1,067	1,619
Loss on disposition of assets	1,724	––	1,724	––
Merger and acquisition fees	6,519	139	9,004	165
Operating income	12,685	21,169	25,726	38,778

Other income (expense):
Interest income	90	20	129	41
Interest expense	(20,717)	(19,651)	(42,938)	(40,621)
Other income (expense), net	(560)	(1,059)	(1,412)	(603)
Income (loss) before income taxes	(8,502)	479	(18,495)	(2,405)

Income tax expense (benefit)	(36,537)	421	(35,861)	1,331
Net income (loss)	28,035	58	17,366	(3,736)
Less: Net income (loss) attributable to non-controlling interest	(21)	22	(50)	32
Net income (loss) attributable to GXS Worldwide, Inc.	$28,056	$36	$17,416	$(3,768)

These statements should be read in conjunction with the Form 10-Q filed with the SEC on August 15, 2011.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months ended June 30,
	2010	2011
Cash flows from operations:
Net income (loss)	$17,366	$(3,736)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	18,851	26,239
Deferred income taxes	152	(1,135)
Change in deferred tax asset valuation allowance resulting from business acquisition	(36,821)	––
Loss on disposition of assets	1,724	––
Amortization of deferred financing costs and debt discount	3,722	3,655
Unrealized gain on interest rate swap	(3,333)	(2,365)
Realized gain on interest rate swap	––	(2,318)
Stock compensation expense	83	486
Changes in operating assets and liabilities, net of effect of business acquisition:
(Increase) decrease in receivables	10,850	(14,351)
Increase in prepaid expenses and other assets	(1,114)	(8,359)
Increase (decrease) in trade payables	(14,803)	4,367
Increase (decrease) in deferred income	(2,309)	5,199
Increase (decrease) in accrued expenses and other liabilities	(1,501)	5,136
Other	3,282	1,069
Net cash provided by (used in) operating activities	(3,851)	13,887

Cash flows from investing activities:
Purchases of property and equipment	(19,517)	(22,417)
Proceeds from sale of assets	400	––
Business acquisitions, net of cash acquired ($14,440 for six months ended June 30, 2010; $4 for six months ended June 30, 2011)	(220,005)	(1,125)
Decrease in restricted cash	227,580	––
Net cash used in investing activities	(11,542)	(23,542)

Cash flows from financing activities:
Borrowings under revolving credit facility	23,000	24,000
Repayments under revolving credit facility	(8,000)	(16,000)
Payment of financing costs	(228)	(2)
Net cash provided by financing activities	14,772	7,998

Effect of exchange rate changes on cash	(477)	467

Decrease in cash and cash equivalents	(1,098)	(1,190)
Cash and cash equivalents, beginning of year	25,549	16,326
Cash and cash equivalents, end of period	$24,451	$15,136

Supplemental disclosure of cash flow information:
Cash paid for interest	$41,460	$43,626
Cash paid for income taxes	$1,060	$1,448

	Six Months ended June 30,
	2010	2011
Noncash investing and financing activities:
Management fees waived by Francisco Partners	$833	$––
Fair value of equity securities issued in business acquisition	$68,805	$420

These statements should be read in conjunction with the Form 10-Q filed with the SEC on August 15, 2011.

INVESTOR RELATIONS CONTACT:
Gregg Clevenger
Executive Vice President and Chief Financial Officer
GXS Worldwide, Inc.
301-340-5188
gregg.clevenger@gxs.com